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                                                                     EXHIBIT 32


SECTION 1350 CERTIFICATIONS

Richard M. Deneau, President and Chief Executive Officer and Darrin J. Campbell, Executive Vice President and Chief Financial Officer of Anchor Glass Container Corporation, hereby certify that:

         1. The quarterly report of the registrant on Form 10-Q/A for the quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of the dates and for the periods expressed in the quarterly report.


Date:  November 3, 2003


/s/ Richard M. Deneau
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Name: Richard M. Deneau
Title:  President and Chief Executive Officer


/s/ Darrin J. Campbell
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Name: Darrin J. Campbell
Title: Executive Vice President and Chief Financial Officer